Exhibit 1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the common stock of InfraREIT Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

OPTRUST N.A. HOLDINGS TRUST

By:	/s/ Benjamin D. Nelson
Name:	Benjamin D. Nelson
Title:	Attorney-In-Fact

OPTRUST INFRASTRUCTURE N.A. INC.

By:	/s/ Benjamin D. Nelson
Name:	Benjamin D. Nelson
Title:	Attorney-In-Fact

OPSEU PENSION PLAN TRUST FUND

By:	/s/ Benjamin D. Nelson
Name:	Benjamin D. Nelson
Title:	Attorney-In-Fact